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Exhibit 99.1

Financial statement schedule—Rule 12-09.

Valuation and qualifying accounts.

YEAR ENDED JUNE 30, 2002

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period

Allowance for doubtful accounts	$1,050,000	$200,000	$—	$—	$1,250,000

YEAR ENDED JUNE 30, 2003

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period

Allowance for doubtful accounts	$1,250,000	$672,000	$—	$—	$1,922,000

YEAR ENDED JUNE 30, 2004

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions— uncollectible amounts	Column E— Balance at end of period

Allowance for doubtful accounts	$1,922,000	$125,000	$—	$1,456,000	$591,000

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  Exhibit 99.1